Exhibit 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE TOTAL AUTHORIZED ISSUE SEE REVENUE FOR SHARHSPAR VALUE $0.0001 EACH CERTAIN DEFINITIONS COMMON STOCK CUSJP USS4863V1017 THIS IS TO CERTIFY THAT IS THE OWNER OF NON-ASSESSABLE OF THE ABOVE CORPORATION TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. MITNESS, THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS. DATED